                                          Registration No. 333-____________
=============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________
                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
            (Exact name of issuer as specified in its charter)

                 MICHIGAN                               38-1986608
      (State or other jurisdiction of                (I.R.S. employer
      incorporation or organization)             identification number)
            One Vandenberg Center, Grand Rapids, Michigan 49503
                 (Address of principal executive offices)

                   DIRECTORS' DEFERRED COMPENSATION PLAN
                         (Full title of the plan)
                                   with
              ALBERT T. POTAS                       GORDON R. LEWIS
           SENIOR VICE PRESIDENT   Copies to:  WARNER NORCROSS & JUDD LLP
               AND CONTROLLER                    900 OLD KENT BUILDING
      OLD KENT FINANCIAL CORPORATION            111 LYON STREET, N.W.
           ONE VANDENBERG CENTER          GRAND RAPIDS, MICHIGAN 49503-2487
     GRAND RAPIDS, MICHIGAN 49503-2487
                  (Name and address of agent for service)
                              (616) 771-1931
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
    Title of                        Proposed Maximum   Proposed Maximum
Securities to be     Amount to be    Offering Price        Aggregate         Amount of
   Registered       Registered<F1>      Per Unit        Offering Price   Registration Fee
Common Stock, $1    50,000 shares
   Par Value

  Deferred           $4,000,000           N.A.              $4,000,000       $1,212.13
Compensation
 Obligations

<F1>  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          This registration statement is filed for the purpose of registering 50,000 shares of Common Stock, $1 par value, and $4,000,000 of additional Deferred Compensation Obligations by Old Kent Financial Corporation (the "Registrant") for use in connection with its Directors' Deferred Compensation Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, file No. 33-56519, filed on November 17, 1994.


Item 8.  Exhibits

EXHIBIT        DESCRIPTION

5              Opinion of Counsel

23(a)          Consent of Independent Public Accountants

23(b) Consent of Counsel (Contained in the Opinion filed as Exhibit 5 to this Registration Statement)

24             Powers of Attorney

                                SIGNATURES

   THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 30, 1997.

                        OLD KENT FINANCIAL CORPORATION


                        By /S/ALBERT T. POTAS
                           Albert T. Potas
                           Senior Vice President and Controller

   THE PLAN. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE              TITLE                            DATE

 /S/RICHARD L. ANTONINI*      Director                       October 30, 1997
 Richard L. Antonini

 /S/JOHN M. BISSELL*          Director                       October 30, 1997
 John M. Bissell

 /S/JOHN D. BOYLES*           Director                       October 30, 1997
 John D. Boyles

 /S/WILLIAM P. CRAWFORD*      Director                       October 30, 1997
 William P. Crawford

 /S/DICK DEVOS*               Director                       October 30, 1997
 Dick DeVos

 /S/WILLIAM G. GONZALES*      Director                       October 30, 1997
 William G. Gonzales

 /S/JAMES P. HACKETT*         Director                       October 30, 1997
 James P. Hackett

 /S/ERINA HANKA*              Director                       October 30, 1997
 Erina Hanka

 /S/EARL D. HOLTON*           Director                       October 30, 1997
 Earl D. Holton

      SIGNATURE              TITLE                            DATE


 /S/ROBERT L. HOOKER*         Director                       October 30, 1997
 Robert L. Hooker

 /S/MICHAEL J. JANDERNOA*     Director                       October 30, 1997
 Michael J. Jandernoa

 /S/FRED P. KELLER*           Director                       October 30, 1997
 Fred P. Keller

 /S/JOHN P. KELLER*           Director                       October 30, 1997
 John P. Keller

 /S/HENDRIK G. MEIJER*        Director                       October 30, 1997
 Hendrik G. Meijer

_______________________       Director                       October __, 1997
 Percy A. Pierre, Ph.D.

 /S/PATRICK M. QUINN*         Director                       October 30, 1997
 Patrick M. Quinn

 /S/ROBERT L. SADLER*         Director                       October 30, 1997
 Robert L. Sadler

 /S/MARILYN J. SCHLACK*       Director                       October 30, 1997
 Marilyn J. Schlack

 /S/PETER F. SECCHIA*         Director                       October 30, 1997
 Peter F. Secchia

 /S/MARGARET SELLERS WALKER*  Director                       October 30, 1997
 Margaret Sellers Walker

 /S/B. P. SHERWOOD, III.*     Director                       October 30, 1997
 B. P. Sherwood, III.

 /S/DAVID J. WAGNER*          President, Chief Executive     October 30, 1997
 David J. Wagner              Officer and Director
                              (Principal Executive Officer)

 /S/WILLIAM L. SANDERS*       Senior Executive Vice          October 30, 1997
 William L. Sanders           President and Chief Financial
                              Officer
                              (Principal Financial and
                              Accounting Officer

*By /S/ALBERT T. POTAS                                       October 30, 1997
       Albert T. Potas
       Attorney-in-Fact

                               EXHIBIT LIST




5        Opinion of Counsel

23(a)    Consent of Independent Public Accountants

23(b) Consent of Counsel (Contained in the Opinion filed as Exhibit 5 to this Registration Statement)

24       Powers of Attorney